EXHIBIT 31.3
CERTIFICATION
I, James J. Ingoldsby, certify that:
     1. I have reviewed this Amendment No. 1 on Form 10-K/A of NRG Energy, Inc.; and
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ James J. Ingoldsby
James J. Ingoldsby
Chief Accounting Officer (Principal Accounting Officer)

Date: April 30, 2010